                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

                                       AT

                              $12.25 NET PER SHARE

                                       BY

                             KBI ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                           KNOWLEDGE BEGINNINGS, INC.

--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 1, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   April 3, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated April 3, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to an offer by KBI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Knowledge Beginnings, Inc., a Delaware corporation ("Parent"), to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Children's Discovery Centers of America, Inc., a Delaware corporation (the "Company"), at a purchase price of $12.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, by and among Parent, Purchaser and the Company.

    This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

    A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    Please note the following:

        1. The tender price is $12.25 per Share, net to the seller in cash, without interest thereon.

        2.  The Offer is being made for any and all outstanding Shares.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, May 1, 1998, unless the Offer is extended.

        4. The Offer is conditioned upon (i) there having been validly tendered pursuant to the Offer, and not validly withdrawn, a minimum of a majority of the Shares (determined on a fully diluted basis), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the passage of certain statutory waiting periods relating to the Company's operating licenses,
    (iii) certain ancillary agreements and instruments having been obtained by the Company, and (iv) the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

        5. The Board of Directors of the Company has, by a vote of all directors at a meeting duly called and held, unanimously (i) determined that each of the Offer and the Merger is fair to, and in the best interests of, the Company's stockholders, (ii) approved and adopted the Merger Agreement and the Option and Support Agreement (each as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, (iii) recommended that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer, and (iv) taken all action necessary to render Section 203 of the General Corporation Law of the State of Delaware and other state takeover statutes inapplicable to the Offer, the Merger and the Option and Support Agreement.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 3, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by KBI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Knowledge Beginnings, Inc., a Delaware corporation, to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Children's Discovery Centers of America, Inc., a Delaware corporation.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

-------------------------------------------

Number of Shares to be Tendered:                               SIGN HERE
---------------------------------- Shares*

-------------------------------------------   -------------------------------------------
                                              -------------------------------------------
Dated: -----------------------------------    Signature(s)

                                              -------------------------------------------

                                              -------------------------------------------
                                              Print Name(s)

                                              -------------------------------------------

                                              -------------------------------------------
                                              Print Address(es)

                                              -------------------------------------------
                                              Area Code and Telephone Number(s)

                                              -------------------------------------------
                                              Taxpayer Identification or
                                              Social Security Number(s)

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.